Custody Services Agreement

CONTENTS

SECTION 1
INTRODUCTION

The Trustee Ordinance in Hong Kong qualifies FDT to custody assets, including Digital Assets, and take deposits from the public, the specifics of which are outlined in section 81(1)(f), (g), (j) and (k) of the Trustee Ordinance.

SECTION 2
USE OF CUSTODY SERVICES

The Client agrees and understands that this Custody Services Agreement is subject to the terms and conditions set forth in the Client Agreement. The terms and conditions set forth in this Custody Services Agreement are in addition to those set forth in the Client Agreement, and that the former shall prevail for matters specifically dealt with in this Custody Services Agreement in case of conflict. The Client further agrees and understands that the defined terms used in this Custody Services Agreement, if defined in the Client Agreement, shall have the meanings set forth in the Client Agreement.

The Client agrees and understands that by using the custody services following any change to this Custody Services Agreement, the use of our custody services shall constitute the Client's agreement to the amended Custody Services Agreement by and between FDT and the Client, and Client agrees to be legally bound by its terms and conditions as amended. The Client should, therefore, read this Custody Services Agreement from time to time. The Client further agrees and understands that FDT has the right to require Client's affirmative consent and continuing acceptance of this Custody Services Agreement, from time to time, as a condition of using the custody services. If the Client does not agree to be bound by this Custody Services Agreement, the Client should not use our custody services.

SECTION 3
INTERPRETATION

3.1. Client agrees and understands that the defined terms used in this Custody Services Agreement, if not defined in our Client Agreement, shall have the meanings set forth below:

"Agent" means any sub-custodian, delegate, nominee, and administrative or other service provider selected and used by the FDT in connection with carrying out its obligations under this Agreement whether or not such person would be deemed an agent under principles of any applicable law.

"Agreement" means this Custody Services Agreement (including the Annex and any other applicable terms) agreed to by the Client and the FDT, as amended from time to time, and any other terms and conditions agreed upon by the Client and the FDT from time to time in connection with this Agreement.

"Applicable Law and Regulations" means the laws, regulations and rules of any applicable governmental or regulatory authority in Hong Kong including but not limited to the Trustee Ordinance (Cap. 29), Banking Ordinance (Cap.155), the Securities and Futures Ordinance (Cap.571), the Money Lenders Ordinance (Cap.163), the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap.615), the Payment systems and Stored Value Facilities Ordinance (Cap.584), the Insurance Companies Ordinance (Cap.41), the Personal Data (Privacy) Ordinance (Cap.486), the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap.405), the Organised and Serious Crimes Ordinance (Cap.455) and the United Nations (Anti-Terrorism Measures) Ordinance (Cap.575).

"Asset Ledger" means each ledger established under Books of Account for the receipt, recording and maintenance of Securities, Digital Assets or other assets as agreed by the FDT.

"Authorized Persons" means the Client or a person with authority to act on behalf of the Client, or any other person holding a duly executed power of attorney from the Client which is in a form acceptable to the FDT, in each case as authenticated in accordance with security procedures as described in this Agreement.

"Books of Account" means a system of records, established for the Client under this Agreement pursuant to s.89 of the Trustee Ordinance (Cap. 29), which records and explains the financial transactions concerning Property and, for the avoidance of doubt, may include loose-leaf books, cards and such other forms of permanent documents of record as are appropriate for the operation of and the vouching of an efficient accounting system, whether written, mechanical or electronic.

"Business Day" means a day, other than a Saturday, Sunday or public holiday in Hong Kong, when banks in Hong Kong are open for business.

"Cash" means all cash in any fiat currency received by the FDT from time to time for the account of the Client, whether by way of deposit or arising out of or in connection with any Property in the Custody Account.

"Cash Ledger" means each ledger established under Books of Account for the receipt, recording and maintenance of Cash or other assets as agreed by the FDT.

"Clearance System" means any clearing house, settlement system, payments system, or depository (including any dematerialized book entry system or entity that acts as a system for the central handling of Property in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Property), whether or not acting in that capacity, or other financial market utility or organized trading facility used in connection with transactions relating to Property and such other clearing agency, settlement network or depository as may from time to time be used in connection with transactions relating to Property, and any nominee, clearing agency, or depository for any of the foregoing.

"Client" means entity entering into this Agreement with FDT as identified in the Client Information & Agreement Form, and where the context so admits, includes any one of those persons and may include one or more individuals, a partnership, a sole proprietorship or a corporation.

"Client Information & Agreement Form" means the questionnaire which is used by FDT to gather relevant information about Client, Client's future needs and Client's attitude to risk and is completed, signed and returned to FDT.

"Cryptocurrencies" means a Digital Asset which is a digital representation of value based on (or built on top of) a cryptographic protocol of a computer network.

"Currency" means a medium of exchange for goods and services, such as, but not limited to bills, coins, bank balances, money orders, and checks.

"Digital Asset" means cryptographically secured digital representations of value or contractual rights that can be transferred, stored and traded electronically.

"DLT" means Distributed Ledger Technology.

"FDT Group Companies" means First Digital Trust Limited and any company or entity of which First Digital Trust Limited directly or indirectly owns or is directly or indirectly owned.

"Instructions" means any and all instructions received by the FDT from an Authorized Person (including directions, notices and consents) effected through any electronic medium or system or manually as provided in this Agreement.

"Ledger Account" means that part of the Books of Account of a FDT which records in respect of each Property transactions conducted by the FDT with or on behalf of the Client, on Custody Account.

"OTC Trade" means a trade between two parties and without a central exchange or broker.

"Parties" (each, individually a **"Party"**) means FDT or Client.

"Property" means, as the context requires, all or any part of any Securities, Digital Asset, Cash, or any other property that have been delivered to FDT to be held by FDT on Client's behalf, in each case until such assets are withdrawn pursuant to this Agreement.

"Securities" means any financial asset (other than Cash) from time to time held by the FDT for the Client under the terms of this Agreement, including any security entitlement or similar interest or right; provided, however, each financial asset must be (i) a security dealt in or traded on securities exchanges for which settlement normally occurs in a Clearance System, or (ii) a certificated security in bearer form or registered (or to be registered) in the name of the FDT or its Agent and transferable by delivery of a certificate with endorsement to a subsequent holder, or (iii) a book-entry security that is publicly offered to investors under the applicable laws (but settled outside a Clearance System) including, but not limited to an interest in an investment company where the interest is registered in the name of the FDT or its Agent. Securities do not include other financial assets or physical evidence of such other financial assets including loans, participations, contracts, subscriptions and confirmations, which the FDT shall accept only on terms as agreed in writing by the FDT.

"Taxes" means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Property (including all payments made by the FDT to the Client in connection with any Property), (ii) the transactions effected under this Agreement (including stamp duties or financial transaction taxes), or (iii) the Client (including its customers); provided "Taxes" does not include income or franchise taxes imposed on or measured by the net income of the FDT or its Agents.

"Uncertificated Security" means share or other interest in Property or an enterprise, or an obligation of an issuer that is not represented by an instrument but is registered on the issuer's books.

3.2. Section, Clause and paragraph headings are for ease of reference only and shall not be read in isolation, nor shall they affect the interpretation of this Agreement or any part of it.

3.3. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

3.4. Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

3.5. References to a "person" shall be construed so as to include any individual, any firm, any company, corporation or other body corporate, any government or governmental body, any state or agency of a state, any trust, or any joint venture, association or partnership (whether or not having separate legal personality).

3.6. Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

3.7. References in this Agreement to Exhibits or Annexes mean the Exhibits or Annexes attached hereto, the terms of which are incorporated into and form part of this Agreement. In the event of any inconsistency between this Agreement and any Exhibit or Annex, the relevant terms of the Exhibit or Annex prevail.

SECTION 4
APPOINTMENT OF FDT AND ACCEPTANCE

4.1. **Appointment of the FDT.** The Client hereby appoints the FDT, and the FDT hereby accepts such appointment to provide services under the terms of this Agreement.

4.2. **Setup of Accounts.** The Client hereby instructs and authorizes the FDT to establish on its books and records an account for the deposit of Property (**"Custody Account"**) that the FDT may receive from the Client on the terms of this Agreement.

4.3. **No Partnership, Agency, or Joint Venture.** For the avoidance of doubt, nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties, constitute any Party the agent of another Party, or authorize any Party to make or enter into any commitments for or on behalf of any other Party.

4.4. **Sole Obligation of the FDT.** The Client understands and agrees that: (i) the obligations and duties of the FDT will be performed only by the FDT and are not obligations or duties of any other member of the FDT Group Companies; and (ii) the rights of the Client with respect to the FDT are only enforceable against the FDT and, except as provided by law, do not extend to any other member of the FDT Group Companies.

SECTION 5
REPRESENTATIONS AND WARRANTIES

5.1. **General.** Each party to this Agreement hereby represents and warrants as at the date this Agreement is entered into and for the period during which services under this Agreement are provided, that: (i) to the best of its knowledge, all required consents (governmental or otherwise) that are required to have been obtained by it with respect to its performance of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (ii) its entry into and performance of the Agreement will not violate or conflict with any law, regulation, judgment, order, regulation or contractual obligation; (iii) the entering into this Agreement and the performance of its obligations hereof are in compliance with all Applicable Law and Regulations; and (iv) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

5.2. **By FDT.** The FDT represents and warrants as at the date this Agreement is entered into and for the period during which services under this Agreement are provided that it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and is in good standing.

5.3. **By Client.** The Client represents and warrants as at the date this Agreement is entered into and for the period during which services under this Agreement are provided that: (i) if the Client is a natural person, it has the legal capacity to enter into and perform its obligations under this Agreement, or if the Client is not a natural person, it has been duly organized and is validly existing and in good standing, under the laws of its jurisdiction of formation, and it has properly taken all corporate, limited liability, partnership or other

action required to be taken with respect to the execution and delivery of this Agreement and consummate the transactions contemplated by this Agreement; (ii) it has good title to the Property and authority to deliver the Property to the FDT; (iii) there is no claim or encumbrance that adversely affects any deposit with any Clearance System or delivery of Property, or payment of Cash made in accordance with this Agreement; (iv) except as provided in this Agreement, it has not granted any person a lien, security interest, charge or similar right or claim against Property; and (v) it has not relied on any oral or written representation made by the FDT or any person on its behalf other than those set forth in this Agreement.

SECTION 6
CUSTODY ARRANGEMENTS

6.1. **Designation of Accounts.** The FDT shall on its records identify each Custody Account in the name of the Client or such other name as the Client may reasonably designate. Custody Account is to be designated to show that the Property belongs to the Client and is segregated from the FDT's own assets and those of the other clients' of FDT.

6.2. **Segregation of Assets.** The FDT intends that Property will be held in such manner that they should not become available to the insolvency administrator or creditors of the FDT.

6.2.1. The FDT shall identify Property on its records in a manner so that it is readily apparent the Property (i) belong to the Client or its customers, (ii) do not belong to the FDT or any other clients of the FDT, and (iii) are segregated on the books and records of the FDT from the FDT's and its other clients' assets.

6.2.2. The FDT may, subject to Part 4A of the Trustee Ordinance (Cap. 29), hold Property with an Agent. The FDT shall hold Property only in an account at the Agent that holds exclusively assets held by the FDT for its clients (omnibus or separated in the names of its clients) and that has been so identified on the books and records of the Agent. The FDT shall require the Agent to identify on its records in a manner so that it is readily apparent that the Property (i) do not belong to the FDT and are held by the FDT for and belong to clients of the FDT, (ii) do not belong to the Agent or other clients of the Agent, and (iii) are segregated on the books and records of the Agent from the Agent's and its other clients' assets. The FDT shall re-quire each Agent to agree that Property will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Agent. Any Property held with any Agent will be subject only to Instructions of the FDT.

6.2.3. The FDT will not, and shall procure that its Agents do not, lend, pledge, hypothecate or rehypothecate any Property without the Client's consent.

6.3. **Custody of Cash.**

6.3.1. The FDT will hold Client's Cash deposits in one or more omnibus bank accounts (each an "**Omnibus Account**"), a fully segregated bank account established principally for the Client (a "**Segregated Account**"), and/or one or more omnibus or segregated money market accounts (each a "**Money Market Account**") (collectively, each a "**Client Money Bank Account**") at a depository institution (each a "**Bank**"). Each Client Money Bank Account is (i) in the name of the FDT, or in the case of a Segregated Account jointly in the name of Client and FDT, and under FDT's control; (ii) separated from FDT's business or operating bank accounts; (iii) established specifically for the benefit of FDT's Clients; and (iv) a representation of a banking relationship, not a custodial relationship, between the FDT and the relevant Bank. The Client agrees and acknowledges that the Client Money Bank Accounts do not create or represent any relationship between the Client and any of the Banks.

6.3.2. Client's Cash deposits are: (i) held across Client Money Bank Accounts, reflecting the exact proportion that all Clients' Cash deposits are held across the Omnibus Accounts, except in the case of a Segregated Account such funds are held exclusively for the relevant Client; (ii) not treated as FDT's general assets; (iii) fully owned by Client; and (iv) recorded and maintained in good faith on the Books of Account and reflected in a Ledger Account (i.e., the Cash Ledger of the Custody Account) so that Client's interests in the Client Money Bank Accounts are readily ascertainable.

6.3.3. Notwithstanding anything herein to the contrary, the Client agrees and understands that the FDT may hold some or all of Client's Cash deposits in Client Money Bank Accounts that do receive interest and/or other earnings and, in such case, the Client agrees to pay to the FDT a fee equal to the amount of any such interest and/or other earnings attributable or allocable to Client's Cash deposits as payment for the services the FDT provides to the Client under this Agreement. Client agrees and understands that the FDT shall collect any such payment, equal to the amount of such allocable

interest and/or other earnings, simultaneously upon being paid such interest and/or other earnings to the Client Money Bank Accounts. Furthermore, the Client agrees and understands that the FDT may receive compensation for the Client Money Bank Accounts, either in the form of services provided at a reduced rate, the payment of a referral fee, or otherwise. Any such compensation will be retained by the FDT and the Client agrees and understands that it will not receive any portion of such compensation.

6.4. Custody of Securities.

6.4.1. FDT shall and shall require any Agents to hold Securities in a Clearance System only in an account that holds assets exclusively belonging to its clients and that has been so identified on the books and records of the Clearance System or that is identified at the Clearance System in the name of a nominee of the FDT or Agent used exclusively to hold Securities for clients. In certain markets, the FDT or its Agents may open an account at a Clearance System in the name of the Client or its customer, as required by the rules of the Clearance System.

6.4.2. The FDT shall and shall require any Agents to record book-entry Securities or Uncertificated Securities settled outside a Clearance System on the books and records of the applicable transfer agent or registrar (or the issuer if none) in a way that identifies that the Property or Securities are being held by the FDT or its Agents as custodian for clients and are not assets belonging to the FDT or the Agents, if applicable.

6.4.3. The FDT shall and shall require any Agents to hold Certificated Securities in registered or bearer form in its vault segregated from certificates held for itself and/or any other clients. If the registered certificates are not registered in the FDT's or its Agents' name (or its nominee name) the FDT will not be responsible for asset services as provided in *Section 10* under this Agreement.

6.4.4. The FDT may hold Securities in the name of a nominee of the FDT or its Agents or a nominee of the Clearance System as may be required by that Clearance System.

6.4.5. The FDT shall require that any actions with respect to Securities held for the Client under this Agreement in a Clearance System or in the name of the FDT or any Agent, on the books and records of any transfer agent or registrar will be subject only to the instructions of the FDT or its Agents, if applicable.

6.5. Custody of Digital Assets.

6.5.1. The FDT shall, and shall require, any Agents to hold Digital Assets in segregated wallets, using unique digital asset addresses, which are independently verifiable and auditable on their respective blockchains.

6.5.2. Client hereby acknowledges that Digital Assets are a novel form of Property, that the law regarding the ownership, custody and transfer of Digital Assets is developing and uncertain, and that the FDT does not own or control the underlying DLT, software protocols or networks which govern the title, custody and transfer aspects of the relevant Digital Assets, that the FDT makes no guarantees regarding their security, functionality or availability, and that in no event shall the FDT be liable for or in connection with any acts, decisions or omissions made by the developers, issuers or promoters of such Digital Assets.

6.5.3. The Client agrees that it assumes the risks associated with custody or effecting transactions in Digital Assets including potential loss or diminution in value of the Digital Assets due to changes or developments in the law or conditions under existing law in which its rights in and to such Digital Assets may not be adequately protected.

6.5.4. Client acknowledges and understands that the underlying DLT of Digital Assets are subject to changes in operating rules (each a "**Fork**") that may result in more than one version (each, a "**Forked Network**") and us holding an identical amount of Digital Assets associated with each Forked Network. Client further agrees and understand that Forks may materially affect the value, function, and/or name of the Digital Assets held by FDT under this Agreement.

SECTION 7
CUSTODY PROCEDURES

7.1. Credits and Debits.

7.1.1. The Client shall ensure that it has sufficient Property or sufficient immediately available Cash in the required currency credited with the FDT as necessary to effect any Instruction or other delivery or payment required under this Agreement.

7.1.2. The FDT may, but is not obligated to, credit cash to the Cash Ledger before a corresponding and final receipt in cleared funds. The Client agrees that the FDT may at any time before final receipt (i.e. if a Clearance System at any time reverses an applicable credit to the FDT) reverse all or any part of a credit of Cash to the Client and make an appropriate entry to Books of Account including restatement of the Cash Ledger and reversing any interest paid.

7.1.3. Pursuant to s.89 of the Trustee Ordinance (cap. 29), the FDT will credit Property to the Books of Account upon receipt of the Property by final settlement determined in accordance with the practices of the relevant market. Final settlement depends on the market confirmation of settlement to the FDT and may include real time movement with finality, real time movement without finality, or confirmation of settlement but with movement of Property at end of the day. If any Clearance System reverses any credit of Property (or the FDT is otherwise obligated to return Property as a result of a settlement reversed in accordance with market requirements), the Client agrees that the FDT may reverse all or any part of the credit of the Property to the Books of Account and make an appropriate entry to its records including restatement of the Asset Ledger. In the event of any reversal of Property, the Client agrees that the FDT may reverse any credit of Cash provided to the Client with respect to the Property, such as distributions or the proceeds of any transaction.

7.1.4. The FDT shall provide the Client with prompt notice of a reversal of Cash or Property.

7.1.5. Where notice of a reversal of Cash or Property has been given and there is insufficient Cash or Property to satisfy the reversal, the Client shall, as applicable, promptly repay in the applicable currency the amount required to satisfy the deficit in the Cash Ledger and/or return any Property to the Asset Ledger.

7.1.6. If the FDT has received Instructions (or is authorized under this Agreement to make any delivery or payment without an Instruction) that would result in the delivery of a Property or payment of Cash in any currency exceeding credits to the Client for that Security or Cash, the FDT may in its discretion, subject to acting consistently in accordance with this Agreement, (i) effect any cash payment or other funds transfer and create or increase an extension of credit to the Client including any overdraft, (ii) make partial deliveries or payments consistent with market practice, (iii) fulfill subsequently received Instruction to the extent of then available Property held for the Client, or (iv) suspend or delay acting on any Instruction until it receives required Property. The FDT shall notify the Client if the FDT does not act on any Instruction because the Client has insufficient Property.

7.1.7. Notwithstanding any Instruction or termination of this Agreement, at any time the FDT may retain sufficient Property to close out or complete any Instruction or transaction that the FDT will be required to settle on the Client's behalf or to cover any obligation of the Client.

7.1.8. The Client will not enforce any payment obligation of the FDT at or against another affiliate of the FDT. The FDT is obligated to pay Cash only in the currency in which the applicable payment obligation is denominated and only in the country in which such Cash is used in connection with Property received, held or delivered or other services under this Agreement are provided in that country, regardless of whether that currency's transferability, convertibility or availability has been affected by any law, regulation, decree rule or other governmental or regulatory action. The Client agrees that it may not require the FDT or any member of the FDT Group Companies to substitute a currency for any other currency.

7.2. Over-the-Counter Trades.

7.2.1. The Client may instruct the FDT to execute OTC Trades concerning Property as part of the services under this Agreement. Instructions may be given on a case by case basis or as a standing Instruction. The FDT may net or set off transactions when effecting OTC Trades. The FDT may be compensated in part from the spread taken on OTC Trade, and the FDT or an affiliate may act as principal in any OTC Trade. The Client will be notified of the price at which the transaction was completed of all

executed OTC Trades in its reporting from the FDT or, if not included, upon Client's request. The Client acknowledges that the price at which the transaction is completed will depend on a number of factors, including the size of the transaction, the liquidity in the relevant assets, the time of day and other market factors.

7.2.2. Unless otherwise provided in applicable law, neither the FDT nor any applicable affiliate assumes any fiduciary or other duty by virtue of effecting OTC Trade, nor are they acting as trustee. The Client agrees that it assumes the risks associated with effecting OTC Trades including any events or laws that delay or adversely affect transferability, convertibility or availability of any asset, appropriation or seizure, any devaluation or redenomination of any asset or fluctuations or changes in market prices.

7.3. Foreign Exchange Transactions.

7.3.1. The Client agrees that it assumes the risks associated with holding or effecting transactions in Cash including any events or laws that delay or adversely affect transferability, convertibility or availability of any currency, appropriation or seizure, any devaluation or redenomination of any currency or fluctuations or changes in foreign exchange rates.

7.3.2. The Client may instruct the FDT to execute a foreign exchange as part of the services under this Agreement. Instructions may be given on a case by case basis or as a standing Instruction. The FDT will debit the Client's Cash Ledger to process foreign exchange and credit the Client's Cash Ledger with the new currency in accordance with the Instruction(s). The FDT may net or set off transactions when effecting foreign exchange. The FDT may be compensated in part from the spread taken on foreign exchange, and the FDT or an affiliate may act as principal in any foreign exchange. The Client will be notified of the exchange rate of all executed foreign exchange in its reporting from the FDT or, if not included, upon Client's request. The Client acknowledges that the foreign exchange rate applied will depend on a number of factors, including the size of the transaction, the liquidity in the relevant currencies, the time of day and other market factors. The Client may not receive published spot rates in the relevant currencies. Unless otherwise provided in applicable law, neither the FDT nor any Agents assumes any fiduciary or other duty by virtue of effecting foreign exchange, nor are they acting as trustee.

7.4. Extensions of Credit; Reimbursement.

7.4.1. The Client acknowledges that any extension of credit to the Client under this Agreement will be unadvised, uncommitted and at the sole discretion of the FDT, and the Client agrees that it shall repay any extension of credit upon demand. The FDT may charge interest on any overdraft at the rate notified to the Client from time to time. The FDT may at any time cancel or refuse any extension of credit. No prior action or course of dealing by the FDT with respect to extending credit to effect any settlement of any transactions or any Instructions will obligate the FDT to extend any credit in regard to any subsequent settlement of any transaction or Instruction.

7.4.2. As used in this Agreement "extension of credit" includes any daylight and overnight overdraft or similar advances, any reimbursement obligation as provided in this Agreement, and uncommitted overdraft lines or similar uncommitted lines provided by the FDT to the Client in connection with the Cash Ledger or services under this Agreement.

7.4.3. At any time the FDT may demand that the Client reimburse the FDT in respect of any irrevocable commitment incurred in carrying out Instructions to clear and/or settle transactions for the Client under this Agreement (including fail costs payable by the FDT if the Client were to fail to deliver any required Property). Irrevocable commitments are incurred on the date the FDT becomes irrevocably obligated to a Clearance System or other counterparty for the delivery of Property or payment of Cash, even if the Asset Ledger or the Cash Ledger has insufficient Property on the applicable settlement date. The Client agrees that its reimbursement obligation arises when the irrevocable commitment is incurred by the FDT despite the actual settlement or maturity date. The Client agrees that after the FDT has made a demand for reimbursement by the Client, the FDT may debit the Client for the amount the FDT will be obligated to pay in regard to the irrevocable commitment, whether or not that debit creates or increases any overdraft by the Client.

SECTION 8
RIGHTS FOR EXTENSIONS OF CREDIT

8.1. Lien. In addition to any other remedies available to the FDT under applicable law, the FDT will have, and the Client herby grants, a continuing general lien on all Property until satisfaction of all liabilities and obligations

arising under this Agreement (whether actual or contingent) of the Client to the FDT with respect to any fees and expenses or extensions of credit including, but not limited to, daylight and overnight overdrafts, charges resulting from reversals of credits, reimbursement demands of the FDT in respect of irrevocable commitments, and any other present and future obligations of the Client payable to the FDT.

8.2. **Set Off.** Without limiting any rights the FDT may have under applicable law, the FDT may, without prior notice to the Client, set off any payment obligation with regard to an extension of credit or the value of any other payment or delivery obligation owed by the Client to it against any payment obligations or the value of any delivery obligations owed by the FDT to the Client, regardless of the place of payment, delivery and/or currency of any obligation (and for such purposes may make any currency conversion necessary). If any obligation is unliquidated or unascertained, the FDT may set off as provided herein an amount estimated by it in good faith to be the amount of that obligation.

8.3. **Exercise of Rights.**

8.3.1. If the Client fails to pay the FDT in respect of any extension of credit, is dissolved or becomes the subject of formal insolvency proceedings in any jurisdiction, or any step is taken against the Client to initiate insolvency proceedings in any jurisdiction, the FDT may, without notice to the Client except as required by law, and at any time: (i) appropriate and apply all or any part of the Property held under this Agreement by the FDT against any or all obligations of the Client under this Agreement to the FDT (whether matured or subject to any demand); (ii) sell all or any part of the Property; and (iii) exercise, in respect of the Property, all the rights and remedies a party with a senior security or similar right would be entitled to exercise in such default under any applicable law.

8.3.2. The Client shall not grant any person a lien, security interest, charge or similar rights or claims against Property without the FDT's consent.

SECTION 9
CLIENT'S COMMUNICATIONS

9.1. **Authority.** The Client authorizes the FDT to accept and act upon any communications provided by an Authorized Person, including Instructions and any form or document. Subject to the authority or restrictions with respect to any Authorized Person specified in any document received and accepted by the FDT, the Client confirms that each Authorized Person is authorized to perform all lawful acts on behalf of the Client in connection with any Property, or otherwise in connection with this Agreement including, but not limited to, (i) opening, closing and operating any Asset Ledger or Cash Ledger, (ii) signing any agreements, declarations or other documents relating to any Property or service, and (iii) providing any Instruction, until the FDT has received written notice or other notice acceptable to it of any change of an Authorized Person and the FDT has had a reasonable opportunity under the circumstances to act.

9.2. **Instructions and Other Client Communications.** The Client and the FDT shall comply with security procedures acceptable to the FDT intended to establish the origination of the communication and the authority of the person sending any communication, including any Instruction, inquiries, data and other information exchanges, and advices. Depending on the method of communication used by the Client, the security procedures may constitute one or more of the following measures: unique transaction identifiers, digital signatures, encryption algorithms or other codes, multi-factor authentication, user entitlements, schedule validation or such other measures as in use for the communication method by the Client. If the Client sends Instructions or other communications through any electronic communications method, the Client and the FDT agree that the security procedures utilized by such electronic communications method will be the agreed security procedures for the purpose of this Agreement.

9.3. **Authentication.** Provided the FDT complies with the applicable security procedures, the Client agrees that the FDT is entitled to treat any communication including any Instruction as having originated from an Authorized Person and the FDT may rely and act on that communication as authorized by the Client.

9.4. **Errors, Duplication.** The Client shall be solely responsible for errors or omissions made by the Client or the duplication of any Instruction by the Client.

9.5. **Account Numbers.** The FDT may act on any Instruction by reference to an account number only, even if an account name is provided.

9.6. **Incomplete or Insufficient Instructions.** The FDT may act on Instructions where the FDT reasonably believes the Instruction contains sufficient information. The FDT may decide not to act on an Instruction where it reasonably doubts its contents.

9.7. **Recall, Amendment, Cancellation.** If the Client requests the FDT to recall, cancel or amend an Instruction, the FDT shall use its reasonable efforts to comply.

9.8. **Email Instructions.** The Client expressly acknowledges that it is aware that email communication increases the risk of error, security, privacy issues and fraudulent activities. If the FDT acts on an email instruction and complies with the applicable security procedures, the Client shall be solely responsible for any costs, losses and other expenses suffered by itself and/or the FDT.

9.9. **Operation Hours.** The FDT shall accept and act on Instructions or any other communication on Business Days when the FDT and the relevant market are open for business. From time to time the FDT shall notify the Client of the days the FDT and any applicable market will not be open and the cut-off times for accepting and acting on Instructions or other communications on the days the FDT is open.

9.10. **Notice.** The FDT shall promptly notify the Client (by telephone or email if appropriate) if an Instruction is not acted upon for any reason

SECTION 10
ACTIONS BY THE FDT AND ASSET SERVICES

10.1. **Custodial Duties Requiring Instructions.** The FDT shall carry out the following actions only upon receipt of Instructions: (i) make payment for and/or receive any Property or deliver or dispose of any Property except as otherwise specifically provided for in this Agreement, (ii) deal with rights, conversions, options, warrants and other similar interests or any other discretionary corporate action or discretionary right in connection with Property, and (iii) except as otherwise provided in this Agreement, carry out any action affecting Property.

10.2. **Non-Discretionary Custodial Duties.** Absent a contrary Instruction, the Client agrees that the FDT will be authorized to carry out non-discretionary matters in connection with any Instruction or services provided under this Agreement. Without limiting the authority of the FDT with regard to non-discretionary matters, the FDT may carry out the following: (i) except as otherwise provided in this Agreement, separately identify the Property on its records as being held for the account of the Client and segregate all Property held on behalf of the Client by the FDT from the assets of the FDT; (ii) take any action which is necessary and proper to enable the FDT to provide services to the Client within, and to observe and perform its obligations in respect of, any relevant Clearance System; (iii) collect, receive and hold for the account of the Client all Property received by the FDT as a result of a stock dividend, share sub-division or reorganization, capitalization of reserves, Fork or otherwise; (iv) in the Client's name or on its behalf, sign any documents relating to Property which may be required (a) pursuant to an Instruction to obtain any Property or (b) by any tax or other regulatory authority or market practice; (v) collect and receive, for the account of the Client, all income, payments and distributions in respect of the Property, and credit the same to the Cash Ledger; (vi) exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates; (vii) deposit Property with any Clearance System as required by law, regulation or market practice; (viii) make any payment by debiting any balance credited to the Client as required to effect any Instructions, payment of Taxes or other payment provided in this Agreement; (ix) to the extent any shortage of Property occurs in connection with receipt of distributions in regard to any corporate action, make pro rata distributions, allocations, deliveries or credits of received Property as consistent with market practice and as it deems fair and equitable; (x) make cash disbursements for any expenses incurred in handling the Property and for similar items in connection with the FDT's duties under this Agreement in accordance with the Fee Agreement, and debit the same to the Cash Ledger or any other account of the Client with the FDT; and (xi) any other matters which the FDT considers reasonably necessary in furtherance of the services provided under this Agreement.

10.3. **Notices and Actions Related to Securities.**

10.3.1. The FDT shall promptly notify the Client of all official notices, circulars, reports and announcements (both mandatory and discretionary) in respect of Securities held for the Client received in its capacity as FDT. With regard to events requiring discretionary action, the FDT shall advise the Client of the applicable timeframe for taking any action elected by the Client. For the avoidance of doubt the FDT's notice obligation does not include notices, circulars, reports and announcements in regard to a class action.

10.3.2. The FDT will be responsible only for the form, accuracy and content of any notice, circular, report, announcement or other material prepared by the FDT or its Agent, including translations. The FDT will not be responsible for errors or omissions in notices or information prepared by other persons, including issuers or Clearance Systems, used by the FDT to provide any notice to the Client or forwarded by the FDT to the Client.

10.3.3. The FDT shall act on discretionary matters in accordance with Instructions sent within applicable cut off times. The Client acknowledges that the FDT will not participate in or take any action concerning any discretionary matter, including shareholder voting, if the FDT does not receive a timely Instruction. Notwithstanding any other provision in this Agreement, the FDT will be required to provide shareholder voting services only as specified in a separate proxy services letter agreement between the FDT and the Client.

10.3.4. The Client acknowledges that in some markets the FDT or its Agent may be required to vote all Securities of a particular issue for all of its clients in the same way and may not be able to effect split voting without regard to any Instruction.

10.4. Taxes.

10.4.1. The Client shall provide the FDT with information and proof (copies or originals) as to the Client's and/or the underlying beneficial owner's tax status or residence or other information as the FDT reasonably requests in order for the FDT or any Agent to achieve compliance with the requirements of governmental or regulatory authorities. Information and proof may include executed certificates, representations and warranties, or other documentation the FDT deems necessary or proper to fulfill the requirements of applicable tax authorities. The Client shall notify the FDT in writing of any change that affects the Client's tax status pursuant to any applicable law or regulation, legal, governmental or regulatory authority, or agreement entered into between any two or more governmental authorities (law, regulation and authority, as used in this sentence, may be domestic or foreign), and the Client shall provide the notice within thirty (30) days of that change or any lesser period as stipulated under any applicable law or regulation.

10.4.2. Taxes are the responsibility of the Client and the Client agrees that Taxes shall be paid by the Client. The FDT will deduct or withhold for or on account of Taxes from any payment to the Client if required by any applicable law including, but not limited to, (i) statute or regulation, (ii) requirements of any legal, governmental or regulatory authority, or (iii) agreement entered into by the FDT and any governmental authority or between any two or more governmental authorities (applicable law as used in this sentence may be domestic or foreign). The Client acknowledges that the FDT may debit any amount available in any balance held for the Client and apply such Cash in satisfaction of Taxes. The FDT will timely pay the full amount debited or withheld to the relevant governmental authority in accordance with the applicable law as provided in this Clause. If any Taxes become payable with respect to any prior credit to the Client by the FDT, the Client acknowledges that the FDT may debit any balance held for the Client in satisfaction of such prior Taxes. The Client shall remain liable for any deficiency and pay such deficiency upon notice from the FDT or any governmental authority. If Taxes are paid by the FDT or any of its Agents, the Client agrees that it shall promptly reimburse the FDT for such payment to the extent not covered by withholding from any payment or debited from any balance held for the Client.

10.4.3. In the event the Client requests that the FDT provide tax relief services and the FDT agrees to provide such services, the FDT will apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided, the Client provides to the FDT such documentation and information relating to it or its underlying beneficial owner customers as is necessary to secure such tax relief. However, in no event will the FDT be responsible or liable for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

SECTION 11
FDT'S COMMUNICATIONS, RECORDS AND ACCESS

11.1. Communications and Statements. The Client agrees that communications, notices and announcements by the FDT, and statements or advices with regard to Property, may be made available by electronic form only. The Client shall notify the FDT promptly in writing of any errors in a statement or advice and in any case within fifteen (15) days from the date on which the statement or advice is sent or made available to the Client. Nothing herein is intended to prevent the Client from notifying the FDT of any errors or corrections beyond such time; provided, however, that the FDT will not be responsible for any additional losses caused by such delay in notification.

11.2. Price Information. The FDT may, from time to time, provide information on statements or reports showing pricing or values of Property held for the Client. The Client acknowledges that the FDT will not be responsible

under this Agreement for the pricing or valuation of any Property. The Client agrees that the FDT has no responsibility to independently verify such prices or similar data, and the FDT has no liability for the availability or accuracy of any price or similar data obtained from any pricing source.

11.3. **Access to Records.** The FDT shall allow the Client and its independent public accountants, agents or regulators reasonable access to the records of the FDT relating to Property, the Books of Account and the controls utilized by the FDT in connection with the performance of this Agreement as is reasonably required by the Client and at the Client's expense and shall seek to obtain such access from each Agent and Clearance System.

SECTION 12
THIRD PARTIES

12.1. **Agents.** The Client agrees that the FDT is hereby authorized to appoint Agents in connection with the FDT's performance of any services under this Agreement. The FDT shall exercise due skill, care and diligence in the selection, continued appointment and ongoing monitoring of Agents.

12.2. **Other Third Parties.** The Client agrees that the FDT is hereby authorized to participate in or use (i) Clearance Systems, and (ii) public utilities, external telecommunications facilities and other common carriers of electronic and other messages, external postal services, and other facilities commonly recognized as market infrastructures in any jurisdiction. Further, in providing services under this Agreement the FDT will interact with other third parties whom the FDT does not select and/or over which the FDT exercises no discretion or control, including issuers of Securities, transfer agents or registrars, and the Client's counterparties or brokers (or their agents). The Client acknowledges that Clearance Systems and such other third parties as described herein are not Agents, and the FDT has no responsibility for (i) selecting, appointing or monitoring such third parties, or (ii) the performance or credit risks of the third parties.

SECTION 13
PERFORMANCE OBLIGATIONS AND LIABILITIES

13.1. **Responsibility of the FDT.** The FDT shall perform its obligations with due skill, care and diligence as determined in accordance with the standards and practices of a professional custodian for hire in the markets or jurisdictions in which the FDT performs services under this Agreement and maintains Property for the Client. The FDT shall be liable for payment to the Client for its direct damages only where the FDT or any Agent has not satisfied such obligation of due skill, care and diligence.

13.2. **Liability of the Client to the FDT.** The Client agrees to (i) indemnify the FDT for all losses, costs, damages, Taxes and expenses (including reasonable legal fees and disbursements) (each referred to as a "Loss") incurred by the FDT arising in connection with the Client's failure to perform any obligation of the Client under this Agreement or arising from or in connection with the FDT's appointment or performance under this Agreement and (ii) defend and hold the FDT harmless from or in connection with any Loss imposed on, incurred by, or asserted against the FDT (directly or through any of its Agents) or otherwise arising in connection with or arising out of any claim, action or proceeding by any third party except any Loss resulting from the FDT's or any Agent's failure to satisfy its obligation of due skill, care and diligence as provided in this Agreement.

13.3. **Insurance.** The FDT need not maintain any special insurance for the benefit of the Client, unless such arrangements have been separately made between Client and FDT.

13.4. **Mitigation of Damages.** Upon the actual knowledge by any party of the occurrence of any event which may cause any loss, damage or expense to the party, the party shall as soon as reasonably practicable (i) notify the other party of the occurrence of such event and (ii) use its commercially reasonable efforts to take reasonable steps under the circumstances to mitigate or reduce the effects of such event and to avoid continuing harm to it.

13.5. **Mutual Exclusion of Damages.** Each party shall be liable to the other party only for direct damages for any liability arising under this Agreement. Under no circumstances shall any party be liable to any other party for special or punitive damages, or indirect, incidental, consequential loss or damage, or any loss of profits, goodwill, business opportunity, business revenue or anticipated savings in relation to this Agreement, whether arising out of breach of contract, tort (including negligence) or otherwise, regardless of whether the relevant loss was foreseeable or the party has been advised of the possibility of such loss or damage, or that such loss was in contemplation of the other party.

13.6. Legal Limitations on the FDT's Performance.

13.6.1. Performance Subject to Laws. The Client understands and agrees that the FDT's performance of this Agreement, including acting on any Instruction, is subject to the laws (including, without limitation, governmental and regulatory actions, orders, decrees and regulations) applicable to the FDT as a result of the jurisdiction in which the FDT or its parent is organized or the FDT is located or performs this Agreement, including with respect to the holding of any Property, and the rules, operating procedures and practices of any relevant Clearance System, exchange, or market.

13.6.2. Country Risk. The Client agrees that it shall bear all risks and expenses associated with investing in Property or holding Cash denominated in any currency. The Client acknowledges that the FDT will not be liable for country specific risks of loss or value or other restrictions resulting from country risk, including the risk of investing and holding Property in a particular country or market such as, but not limited to, risks arising from (i) any act of war, terrorism, riot or civil commotion, (ii) investment, repatriation or exchange control restriction or nationalization, expropriation or other actions by any governmental authority, (iii) devaluation or revaluation of any currency, (iv) changes in applicable law, and (v) a country's financial infrastructure and practices including market rules and conditions.

13.6.3. Conformity with Market Practices. Notwithstanding the Client's Instruction to deliver Property against payment or to pay for Property against delivery, the Client authorizes the FDT to make or accept payment for or delivery of Property at such time and in such form and manner as complies with relevant local law and practice or with the customs prevailing in the relevant market.

13.6.4. Prevention of Performance. The Client agrees that the FDT will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of Cash in the applicable currency credited to the Client) if such performance by the FDT or any Agent of the FDT is prevented, hindered or delayed by a Force Majeure Event. **"Force Majeure Event"** means any event attributable to a cause beyond the reasonable control of the FDT or its Agent such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of any Clearance System, sabotage, fire, flood, explosion, epidemic, pandemic, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government or similar institutions, as well as any other matter specified as a country risk in this Agreement. On the occurrence of any Force Majeure Event, the obligations of the FDT will be suspended for so long as the Force Majeure Event continues. Upon the occurrence of any Force Majeure Event, the FDT shall inform the Client and shall use its reasonable efforts to minimize the effect of the Force Majeure Event on the Client.

13.6.5. Client's Reporting Obligations. The Client agrees that it shall be solely responsible for all filings, tax returns and reports relating to Property as may be required by any relevant authority, whether governmental or otherwise. The Client will be responsible for compliance with all applicable limitations or qualifications in regard to the Client's investment in any Property in any country or jurisdiction.

13.6.6. Capacity of FDT. The Client acknowledges that the FDT is not acting under this Agreement as an investment manager, broker, or investment, legal or tax adviser to the Client. The FDT's duty is solely to act as a custodian in accordance with the terms of this Agreement, and the FDT will take no view on the efficacy or soundness of any investment decision made by the Client. No performance of this Agreement by the FDT shall be considered as financial advice provided to the Client.

13.7. Limitation of the FDT's Liability.

13.7.1. The restrictions on liability in this clause apply to every liability arising under or in connection with this Agreement including but not limited to liability in contract, tort (including negligence), misrepresentation, restitution or otherwise.

13.7.2. The FDT's total liability to the Client (including any liability for the acts or omissions of its Agents or employees) shall not exceed the aggregate value of the Property at any given time, provided always that nothing in this Agreement limits any liability for fraud or fraudulent misrepresentation.

13.7.3. The FDT shall not be liable to the Client under this Agreement for any (i) loss of profit; (ii) loss of revenue; (iii) loss of business; or (iv) indirect or consequential loss or damage, in each case, however caused, even if foreseeable.

SECTION 14
NOT AGENT FOR CLIENT'S CUSTOMERS; CLIENT'S DIRECT LIABILITY

The Client agrees that it will not be relieved of its obligations as principal as the Client under this Agreement where (or if) the Client discloses that it has entered into this Agreement as agent, custodian or other representative of another

person. Notwithstanding any requirement that accounts, documentation or agreements, or transactions be effected in the name of any customer of the Client or for any other beneficial owner acting directly or indirectly though the Client, the Client agrees that it shall be solely responsible as principal for all obligations to the FDT with regard to such beneficial owner accounts, agreements, or transactions. The Client agrees that its customers will not have any direct rights against the FDT, and the FDT shall have no liability to the Client's underlying customers.

SECTION 15
ADVERTISING

Neither the Client nor the FDT will display the name, trademark or service mark of the other without the prior written approval of the other, nor will the Client display that of any member of the FDT Group Companies without prior written approval from the FDT. The Client agrees that it shall not advertise or promote any service provided by the FDT without the FDT's prior written consent; provided, however the Client may identify the FDT as its custodian in any regulatory or other legally required or permitted disclosure by the Client without first obtaining the FDT's consent.

SECTION 16
FEES AND EXPENSES

16.1. The Client agrees to pay all fees, charges and obligations incurred from time to time for the provision of any services pursuant to this Agreement (collectively, the "**Fees**") as determined in accordance with the rate and in the manner as set out in Schedule 1 ("**Fee Schedule**"), together with any other amounts payable to the FDT under this Agreement.

16.2. All Fees are to be paid upfront and in the event of the termination of this Agreement howsoever and for any reason whatsoever, any Fees paid shall be non-refundable.

16.3. The Client acknowledges and agrees that the FDT may in its sole and absolute discretion deduct any Fees directly from the Cash Ledgers upon such fees becoming due and payable. Further or in the alternative, the Client acknowledges and agrees that the FDT may in its sole and absolute discretion put a lien on such Property until such time as the fees are fully paid.

16.4. All Fees are exclusive of any applicable Taxes and duties or similar charges which shall be payable by the Client at the rate and in the manner from time to time prescribed by law.

16.5. All Fees due under this Agreement shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

16.6. In the event the Client fails to pay any Fees to the FDT by the due date, then, without limiting any of the FDT's remedies available to it by law, the Client shall pay interest at the rate of 6.5% per year on the overdue sum pro rata from the due date until payment of the overdue sum.

SECTION 17
CONFIDENTIALITY

17.1. The FDT will treat information related to the Client as confidential but, unless prohibited by law, the Client authorizes the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the FDT and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information only as required by any law, court, regulator or legal process.

17.2. Each Party undertakes that it shall not at any time during this Agreement, and for a period of two (2) years after termination of this Agreement, disclose to any person any confidential information concerning the business, affairs, customers, clients or suppliers of the other Party or of any member of the group of companies to which the other Party belongs, except as permitted by *Section 17.3*.

17.3. Each Party may disclose the other Party's confidential information: (i) to its employees, officers, representatives or advisers who need to know such information for the purposes of carrying out the Party's obligations under this Agreement. Each Party shall ensure that its employees, officers, representatives or advisers to whom it discloses the other Party's confidential information comply with this *Section 17*; and (ii) as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

17.4. No Party shall use any other Party's confidential information for any purpose other than to perform its obligations under this Agreement.

17.5. The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential.

SECTION 18
NOTICES

18.1. Any notice or other communication given to a Party under or in connection with this Agreement shall be in writing and shall be: (i) delivered by hand or by pre-paid first-class post or other next working day delivery service at its registered office (if a company) or its principal place of business (in any other case); or (ii) sent by email to the address specified below:

18.2. Any notice or communication shall be deemed to have been received: (i) if delivered by hand, on signature of a delivery receipt; and (ii) if sent by pre-paid first-class post or other next working day delivery service, at 9:00 am on the second Business Day after posting; and (iii) if sent by email, at the time of transmission, or, if this time falls outside business hours in the place of receipt, when business hours resume. In this *Section 18.2* business hours mean 9:00am to 5:00pm Monday to Friday on a day that is not a public holiday in the place of receipt.

18.3. This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

SECTION 19
TERMINATION

19.1. **Termination; Closing an Account.**

19.1.1. This Agreement shall continue indefinitely unless otherwise terminated by either party in accordance with this Agreement.

19.1.2. The Client or the FDT may terminate this Agreement as between itself and the other party hereto by giving not less than sixty (60) days' prior written notice to such other party.

19.1.3. Unless otherwise agreed in writing, the FDT may close an inactive Asset Ledger or Cash Ledger upon thirty (30) days' prior written notice (but subject to any legal requirement as to a different notice period). The FDT may close any Asset Ledger or Cash Ledger upon notice to the Client as the FDT reasonably considers necessary for the FDT or any other member of the FDT Group Companies to comply with applicable law in regard to AML/CTF, Taxes or other requirements including, but not limited to, (i) statute or regulation, (ii) legal, governmental or regulatory authority, or (iii) agreement entered into by the FDT and any governmental authority or between any two or more governmental authorities (applicable law as used in this sentence may be domestic or foreign) as provided in this Agreement.

19.2. **Effect on Property.** If by the termination date the Client has not given Instructions to deliver any Property, the FDT shall continue to safe-keep such Property and/or Cash until the Client provides Instructions to effect a free delivery of such. However, the FDT will provide no other services as regard to any such Property except to collect and hold any Cash distributions. The Client shall be liable for standard fees for Property retained in safekeeping after termination of this Agreement.

19.3. **Surviving Terms.** The parties agree that the rights and obligations contained in *Section 7.1.2*, *Section 7.1.3*, *Section 7.1.8*, *Section 7.4*, *Section 8*, *Section 10.4*, *Section 13*, *Section 14*, *Section 15*, *Section 16*, *Section 17*, and *Section 20* of Agreement shall survive the termination of this Agreement.

19.4. **Fees Non-Refundable.** For the avoidance of doubt, the termination of this Agreement shall not affect or prejudice any rights of the parties accrued up to the date of termination, and that any Fees paid shall be non-refundable.

SECTION 20
GOVERNING LAW AND JURISDICTION

20.1. **Governing Law.** This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of Hong Kong.

20.2. **Jurisdiction.** Each Party irrevocably agrees that the courts of Hong Kong shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation.

20.3. **No Third Party Rights.** Unless expressly stated otherwise, this Agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any term of this Agreement. The rights of the Parties to rescind or vary this Agreement are not subject to the consent of any other person.

SECTION 21
MISCELLANEOUS

21.1. **Rights and Remedies.** Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

21.2. **Severability.** If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the parties intend that the remaining provisions will remain in full force and effect (as will that provision under any other law).

21.3. **Waiver of Rights.** No failure or delay of the Client or the FDT in exercising any right or remedy under this Agreement constitutes a waiver of that right. Any waiver of any right is limited to the specific instance. The exclusion or omission of any provision or term of this Agreement shall not constitute a waiver of any right or remedy the Client or the FDT may have under applicable law.

21.4. **Force Majeure.** Neither Party shall be in breach of this Agreement nor liable for delay in performing, or failure to perform, any of its obligations under this Agreement if such delay or failure result from events, circumstances or causes beyond its reasonable control. In such circumstances the affected Party shall be entitled to a reasonable extension of the time for performing such obligations. If the period of delay or non-performance continues for one (1) month, the Party not affected may terminate this Agreement by giving seven (7) days' written notice to the affected Party.

21.5. **Recordings.** The Client and the FDT consent to telephonic or electronic monitoring or recordings of any communications for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

21.6. **Written Notice.** Unless otherwise provided, when "written", "writing" and words of similar meaning are used in this Agreement, they refer to both paper and electronic forms such as emails, faxes, digital images and copies, and similar electronic versions. A written notice shall be effective if delivered to the Client's principal business address specified in writing to the FDT or to the FDT's address specified in writing to the Client (or any other address it may provide by written notice for this purpose). Any method used to communicate Instructions may be used to give any notice. Notices will be in English unless otherwise agreed. For the avoidance of doubt, a written notice does not include an Instruction or other communication as specified in this Agreement.

21.7. **Further Information.** The Client agrees to provide to the FDT all documents and other information reasonably requested by the FDT in relation to its performance of services under this Agreement and its duties and obligations under this Agreement.

21.8. **Entire Agreement; Amendments.** The Parties agree that this Agreement consists exclusively of this document together with any specified annex or identified schedules and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter. The Client agrees that the FDT is responsible for the performance of only those duties set forth in this Agreement, including the performance of any Instruction. The Client acknowledges that the FDT will have no implied duties or obligations except as cannot be excluded by applicable law. Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the FDT.

21.9. **Assignment.** The parties agree that no party may assign or transfer any of its rights or obligations under this Agreement without the other's prior written consent, which consent will not be unreasonably withheld or delayed; provided that the FDT may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client.

21.10. **Electronic Signatures.** The Parties acknowledge and agree that this agreement, agreements ancillary to this agreement, and related documents entered into in connection with this agreement may be executed by means of electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. "**Electronic Signature**" means any electronic proof of acceptance combined with metadata, such as date/time stamps and IP addresses, in a process attached to or logically associated with this Agreement and executed and adopted by a Client with the intent to sign

the Agreement. Evidence of the Electronic Signature will be captured and stored in electronic format in the FDT's database, and that Electronic Signature will create and evidence a binding contract between Client and the FDT.

(Remainder of page intentionally left blank)

Client

By: ______________________________

Name: TAN TRAN

Title: CEO

FDT

By: ______________________________

Name: **GUNNAR JAERV**

Title: **COO**